Exhibit 31.2

CERTIFICATION

I, Louise M. Bonvechio, Corporate Secretary and Treasurer (Principal Financial Officer), certify that:

1.
I have reviewed this annual report on Form 10-K/A of Community Bancorp.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Community Bancorp.

April 27, 2020	By: /s/ Louise M. Bonvechio
Name: Louise M. Bonvechio
Title: Corporate Secretary and Treasurer
(Principal Financial Officer)